UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On June 13, 2016, the Board of Directors (the “Board”) of Perrigo Company plc (the “Company”) appointed John T. Hendrickson, the Company’s Chief Executive Officer, as a director of the Company, effective immediately. Mr. Hendrickson will serve on the Board until the Company’s 2017 annual meeting of shareholders.
There is no arrangement or understanding between Mr. Hendrickson and any other persons pursuant to which Mr. Hendrickson was selected as a director of the Company. There are no transactions in which Mr. Hendrickson, or any member of his immediate family, has an interest that would require disclosure under Item 404(a) of Regulation S-K.
(e)
Policy and Plan Amendments
On June 14, 2016, the Company restated its broad-based severance policy for U.S. employees, which applies to terminations of employment not in connection with a change of control, to, among other things, (i) clarify the calculation of severance pay and modify the severance pay formulas applicable to certain classes of eligible employees, (ii) reflect the transfer of sponsorship of the policy to the Company and to rename the policy, and (iii) reflect certain requirements relating to confidentiality. The foregoing summary of the severance policy for U.S. employees does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, which is included as Exhibit 10.1 hereto.
In addition, on June 14, 2016, the Company made certain immaterial changes to its broad-based change in control severance policy for U.S. employees and its Annual Incentive Plan. The amended and restated change in control severance policy and the amendment to the Annual Incentive Plan are included as Exhibits 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.
Compensation Arrangements
On June 14, 2016, acting upon recommendation of the Remuneration Committee, the Board approved an increase in Mr. Hendrickson’s annual base salary to $900,000 and an increase of his target bonus under the Company’s Management Incentive Bonus Plan to 115% of base salary, effective as of April 24, 2016, the date of his appointment as Chief Executive Officer of the Company. In addition, the Board approved an equity grant valued at $2,410,000 to be made to Mr. Hendrickson on June 21, 2016, which consists of performance-based restricted stock units having a value of $1,205,000, stock options having a value of $723,000, and service-based restricted stock units having a value of $482,000. The number of options and restricted stock units will be determined based on the closing price of the Company’s ordinary shares on the grant date. The performance-based and service-based restricted stock units cliff vest on February 26, 2019 and the stock options vest 33% on each of February 26, 2017, 2018 and 2019.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

10.1	Perrigo Company plc U.S. Severance Policy, as amended and restated effective June 14, 2016.

10.2	Perrigo Company plc Change in Control Severance Policy for U.S. Employees, as amended and restated effective June 14, 2016.
10.3    Amendment No. 2 to the Perrigo Company Annual Incentive Plan, effective June 14, 2016.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Todd W. Kingma
Dated:	June 17, 2016		Todd W. Kingma
Executive Vice President, General Counsel and Secretary

Exhibit Index

10.1	Perrigo Company plc U.S. Severance Policy, as amended and restated effective June 14, 2016.

10.2	Perrigo Company plc Change in Control Severance Policy for U.S. Employees, as amended and restated effective June 14, 2016.

10.3	Amendment No. 2 to the Perrigo Company Annual Incentive Plan, effective June 14, 2016.